UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2006

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 West Wacker Drive
	Chicago, Illinois	60606
	(Address of principal executive	(Zip Code)
offices)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on July 7, 2006.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements.  These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Annual Report on Form 10-K for the year ended December 31, 2005.  If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: June 2006

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to questions received through May 30, 2006. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Timing of Earnings Releases/Monthly 8-Ks

1.              Would MORN consider either changing the deadline for submitting monthly questions or the timing of quarterly earnings releases such that there was a much smaller lead time between an earnings release and responses to questions that may arise from them? For example, MORN’s last quarterly announcement was May 4th, and responses to questions arising from the release will not be given until I believe June 2. Anything you can do to shorten that timeframe would be appreciated.

We appreciate the feedback and can certainly take this under consideration as we plan the calendar for future earnings releases and our monthly 8-Ks. Our usual practice is to file the monthly 8-Ks on the first Friday of every month, but if we received several questions following an earnings release, we would consider posting a special edition that’s not tied to the regular schedule. In addition, we typically file our 10-Q report a few days after each quarterly earnings release. Because the 10-Q includes more detailed information than the earnings release, it might contain answers to some of the questions that arise.

Sarbanes-Oxley Compliance Costs

2.              MORN previously noted SOX [Sarbanes-Oxley] compliance costs should be about in line with the company’s annual audit cost, which from MORN’s 10-K I believe was about 880K last year.  Has that estimate changed given the change in auditors, and did any of these costs factor into Q1 results?

Based on information included in our proxy statement, we paid $793,650 for audit costs and related fees in 2005. This amount includes some fees related to our initial public offering. Although money paid to our independent registered public accounting firm may include fees for one-time projects in any given period, we don’t anticipate that combined fees for our U.S. audit and Sarbanes-Oxley compliance will exceed the amount paid in the most recent fiscal year. The change in auditors did not change our estimate of these fees. We accrue costs for audit fees each quarter over the course of the year.

Ibbotson Associates

3.              Can you please provide an update on estimated integration costs associated with Ibbotson and the timeframe you expect to realize them? Do you anticipate special charges, or will integration costs be incorporated in operating expenses?

We don’t expect to incur significant charges or integration costs related to the Ibbotson acquisition. Costs directly associated with the acquisition, such as severance paid to former Ibbotson employees, are included in the purchase accounting related to the acquisition and therefore will not impact our reported net income or earnings per share.

From a cash flow perspective, we expect to finish paying severance to former Ibbotson employees by the end of 2006. Based on plans in place at the time of acquisition, we recorded a liability of $614,000 for severance payments. The other acquisition-related liability we recorded was related to Ibbotson’s lease for office space. We recorded a reserve of $761,000 for the lease payments, net of estimated sublease income, for the period from March 2008 (the date we plan to vacate the office space) through the point when Ibbotson’s lease ends in 2012. Because these items are also included in the purchase accounting related to the acquisition, however, they will only impact cash flow and not reported earnings.

4.              What was Ibbotson’s revenue growth rate in 05 and Q1 06?

For the fiscal year ended June 30, 2005, Ibbotson Associates’ revenue increased 31.3% to $37.2 million, from $28.3 million the previous year. For the six-month period ended December 31, 2005, revenue increased 17.1% to $15.6 million from $13.4 million in the same period in 2004. Now that we’ve completed the acquisition, we’re incorporating Ibbotson’s financials into our three business segments for financial reporting purposes. In Note 3 of the Notes to our Condensed Consolidated Financial Statements from our 10-Q report for the first quarter, we included pro forma financials showing our operating results for the first quarter of 2006 and 2005 assuming we had acquired Ibbotson on January 1 of each year. Based on this data and information we’ve previously reported that reflects Morningstar’s stand-alone revenue, Ibbotson’s revenue increased by about 4.8% to $11.8 million in the first quarter of 2006.

5.              Can you quantify the synergy you expect from Ibbotson? Their reported margin pre-acquisition was much lower than MORN.

Over time, we’d expect to see Ibbotson’s margins move closer in line with Morningstar’s. We can’t quantify the amount of synergy we expect to realize, but we expect to realize operating efficiencies in a variety of expense categories. We also expect to realize some cost savings as we combine our general and administrative functions.

In addition, it’s worth noting that Ibbotson’s operating margin was negatively impacted by stock-based compensation expense it previously recorded using variable plan accounting under APB No. 25, Accounting for Stock Issued to Employees. Following the acquisition, Ibbotson is included as part of Morningstar’s consolidated financials and therefore falls under our adoption of Statement of Financial Accounting Standards (SFAS) No. 123 (Revised 2004), Share-Based Payment (SFAS No. 123(R)) for recording stock-based compensation expense. For fiscal year 2005, Ibbotson recorded about $4.1 million in stock-based compensation expense, and in fiscal 2004, the company recorded an expense of $2.6 million. Excluding stock-based compensation expense, Ibbotson Associates’ operating margin was 7.6% and 5.5% in 2005 and 2004, respectively.

Effective Tax Rate

6.              As we are about 2/3 of the way through Q2, is there any reason to believe the tax rate in Q2 will be substantially different from the seemingly stabilized level of the past two quarters?

We can’t tell you what our tax rate will be for any period because it reflects many different factors. One of these elements is the tax benefit we receive related to disqualifying dispositions, which arise when employees exercise incentive stock options (ISOs) and sell the stock within the same year, paying the required taxes rather than enjoying the tax benefits associated with ISOs. We record the tax benefit in the period when the disqualifying disposition occurs. However, we don’t try to predict the timing or value of these disqualifying dispositions. Therefore, we expect that our tax rate will continue to fluctuate based on this factor, the mix of profits and losses in our U.S. and international operations, and tax planning strategies.

Operating Margin

7.              Can you quantify what led to the big margin expansion [in the first quarter of 2006]?  I wasn’t expecting you to get there for few more years. Is that sustainable?

The two largest factors impacting Morningstar’s margin growth in the first quarter were revenue growth and lower stock-based compensation expense. Stock-based compensation expense decreased $3.0 million in the first quarter of 2006 to $1.9 million, compared with $4.9 million in the first quarter of 2005. The lower level of stock-based compensation expense mainly reflects the fact that after our initial public offering in May 2005, we no longer record stock-based compensation expense under the liability method. In the first quarter of 2005, we recorded $2.8 million of stock-based compensation expense under the liability method, which did not recur in 2006.

Our margin in the first quarter also benefited from the underlying strength of our business. Although operating expenses increased in most categories, revenue grew at a higher rate, leading to the operating margin expansion.

Sales and Marketing

8.              What are the cross-sell opportunities?

Many of our customers purchase more than one Morningstar product or service, and we try to deepen our existing customer relationships by selling them additional products and services over time. For example, an institutional client might purchase Morningstar Direct, Licensed Data, and Licensed Tools and Content. An individual investor might purchase Premium Membership service as well as several newsletters or books. A key aspect of our sales and marketing strategy is making sure we’re taking advantage of these opportunities whenever possible.

Cash Balance

9.              What are the priorities for Morningstar’s cash balance?

We’re not averse to holding some excess cash because it gives us the financial flexibility to take advantage of new opportunities as they arise. As of March 31, 2006, we had $82.9 million of cash, cash equivalents, and investments on our balance sheet. We currently plan to retain excess free cash flow for general corporate purposes and funding future growth. We may also consider making acquisitions that are compatible with our mission of creating great products that help investors reach their financial goals.

Independent Equity Research

10.       What is the revenue model for the Global Analyst Research Settlement?  Is it per subscriber or enterprise license and how is it recognized?

In general, our equity research agreements related to the Global Analyst Research Settlement are structured as annual contracts that include both renewal and cancellation options. All of our Global Settlement contracts are enterprise licenses. Some of the agreements are structured based on flat fees and others have fees that vary based on the number of companies covered. Pricing generally varies based on the level of distribution, the number of securities covered, and the amount of custom coverage required. We recognize revenue for these agreements ratably over the contract period.

11.       Is it fair to say that both the incremental Piper Jaffrey business and new Morgan Stanley business was fully reflected in Q1 results, or is that still ramping up? Have there been any other business wins (or losses)?

Part of this new business was still ramping up early in the quarter, but our first quarter results substantially reflected the impact of these two contracts. As far as other business wins, we signed contracts with some additional brokerage firms and expanded some of our existing contracts during the first quarter.

Morningstar.com

12.       How many non-Premium Morningstar.com subscribers do you have currently?

As of December 31, 2005, we had a total of about 4.2 million registered users for Morningstar.com in the United States, not including Premium members.

Market Segmentation in Individual Market

13.       How big is the market for do it yourselfers?  And how fast has it been growing?

A January 2005 report published by Tiburon Strategic Advisors titled “The Future of Advice” stated that among high net-worth investors (defined as investors with income greater than $100,000 or investable assets greater than $500,000), 17% are self-directed investors, 50% are validators, and 33% are fully dependent delegators. Most of the research we’ve seen suggests that the percentage of truly “do it yourself” investors isn’t necessarily growing; instead, an increasing percentage of investors have been choosing to work with a financial advisor. For example, the Tiburon report cited above also stated that as of 2002, 74% of high net-worth households were using a professional financial advisor—a percentage that has been expanding over time.

However, we don’t view this increasing reliance on financial advisors as a negative trend. We believe that we currently reach only a small percentage of the total universe of self-directed investors. In addition, many investors (the “validators” referred to in the Tiburon report and other sources) seek out independent research to double-check the recommendations they receive from a broker or financial planner.

Principia

14.       How are Principia revenues recognized?

We recognize revenue for Principia in equal amounts as we deliver software updates over the term of the subscription agreement.

Morningstar Direct

15.       How many institutions are potential customers of Morningstar Direct?  How much of the growth has been driven by same customer vs. new customers?

We estimate that there are about 4,000 institutions who would be potential customers for Morningstar Direct. In the United States, about half of the growth has been driven by adding new licenses for existing customers and half has been driven by adding new organizations. Outside the United States, most of the growth has been driven by adding new licenses at companies we haven’t previously reached with this product.

Licensed Data

16.       Is there a usage fee associated with the Licensed Data product or is it all you can eat?  Did this revenue stream grow in 05 and Q1 06?

Our pricing model for Licensed Data is mainly a la carte. Pricing is based on the data points licensed, the number of funds or databases covered, and the level of distribution. We have a few clients that have an enterprise-wide license that allows them to access all of the data, but we charge them a premium price for this broad data access. In 2005, revenue for Licensed Data increased by about 19%. Product revenue continued to expand in the first quarter of 2006, although we haven’t disclosed the specific growth rate for the quarter.

Investment Consulting

17.       In Investment Consulting, who are the major institutional customers?

We sell our consulting services primarily to insurance companies and asset management firms. Some of our longstanding consulting clients include companies such as Aegon, MetLife, and ING.

Hedge Fund Database

18.       When will the hedge fund database be ready for release?

Our hedge fund database is already up and running and is currently offered through Morningstar Direct. We’re also offering hedge fund data as part of our Licensed Data product. We’re continuing to expand the number of hedge funds in our database and expect to offer hedge fund data to accredited investors through several other Morningstar products later this year.

Institutional Segment

19.       What are the largest products in the institutional segment next to Licensed Data, Morningstar Direct, and Investment Consulting?

Some of the other major institutional products based on revenue are our retirement advice services, Investment Profiles & Guides, and Licensed Tools and Content.

20.       [Question from Morningstar’s annual meeting held May 23, 2006]: Of the 9,000 institutions you’ve estimated as the total market size in the institutional market, what percentage is in the U.S.?

We estimate that approximately 40% of the institutions that we would consider potential clients (mainly mutual fund companies, insurance companies, banks, and other asset managers) are in the United States, with the remainder in other markets around the world.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: June 2, 2006	By:	/s/ Martha Dustin Boudos
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer